SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

Diversified Global Holdings Group, Inc.
(Exact name of registrant as specified in charter)

Florida	000-53524
(State or other jurisdiction of incorporation)	(Commission File Number)

800 North Magnolia, Suite 105, Orlando, FL	32803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 843-3344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As of November 9, 2011, we entered into an Amended and Restated Share Exchange and Acquisition Agreement, dated as of November 9, 2011 (the “Agreement”), by and between the Company, and SibTechServis-N (“STSN”), a limited liability company formed under the laws of the Russian Federation, and the owner of STSN. The Agreement provides for the acquisition by the Company of 100% of the outstanding ownership interests in STSN, in exchange for an initial issuance of 100,000 shares of our common stock. Additionally, the Company will issue to the former owners of STSN 100,000 shares per fiscal quarter of 2012 as long as STSN makes a minimum of $100,000 in net earnings for the particular quarter.

The Agreement provides for rights in the former owners of STSN to require us to initiate the regulatory filing process for clearance by the SEC of the spin-off to our shareholders of the shares of our STSN subsidiary formerly owned by such owner, subject to our Board approval, and for the STSN former owners to obtain the consent of the Company prior to effecting any amendments or modifications to the STSN Operating Agreement or other governing documents, or the issuance of any additional limited liability company or other equity Interests in STSN. The Agreement also provides that the STSN Owners shall vote the shares of the Company’s Common Stock owned by them for the election to the Board of Directors of the Company of two of the founding stockholders of the Company, Richard Lloyd and Vadim Enikeev, and for a third director to be nominated by such two founding stockholders.

About SibTechServis-N

STSN was founded in 2006 and is located in Novosibirsk, Russia. STSN currently performs general construction for commercial energy projects and municipality infrastructure such as roads and airport runways.

FOR THE FULL TERMS OF THE AGREEMENT, PLEASE REFER TO THE COPY THEREOF FILED AS AN EXHIBIT TO THIS REPORT.

ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth sales of unregistered securities since the last information reported by the Company under this Item.

Date	Title and Amount(1)	Principal Purchaser	Underwriter	Total Offering Price/ Underwriting Discounts
November 23, 2011	100,000 shares of common stock issued in the acquisition of SibTechServis N LLC.	Three owners of SibTechServis-N LLC.	NA	$1.42 per share/ NA

(1) The issuances to lenders, consultants and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D, Regulation S or Rule 701 promulgated by the SEC under the Securities Act.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective December 12, 2011, we amended our Articles of Incorporation by action of our Board of Directors to authorize the issuance by the Board of up to 6,000,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”).  The holders (“Holder” or “Holders”) of the Preferred Stock shall be entitled to receive cash dividends in any fiscal year only if, and to the extent that, a cash dividend or cash distribution is declared by the Board of Directors and is legally payable on the Preferred Stock under the provisions of the Florida Business Corporation Act.  Dividends may be paid on the Common Stock as and when declared by the Board of Directors; provided, however, no such dividends may be declared or paid if at least equivalent dividends are not simultaneously declared and paid on the Preferred Stock.

Each share of Preferred Stock shall have the number of votes represented by the number of shares of the Corporation’s Common Stock, par value $0.001 per share (“Common Stock”), into which such share of Preferred Stock is convertible.  For any voting rights as provided under the Florida Business Corporation Act, such shares shall be voted equally with the shares of every other series of preferred stock of the Company then outstanding on matters requiring a vote of all holders of preferred stock voting as holders of preferred stock.So long as any shares of Preferred Stock shall be outstanding, in addition to any other vote or consent required in the Articles of Incorporation or by law, the consent of the holders of at least 66 2/3% of the shares of the Preferred Stock at the time outstanding, voting as one class, in person or by proxy, either in writing without a meeting or by a vote at any meeting called for the purpose, shall be necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Articles of Incorporation, or of the By-Laws of the Company, which increases the number of authorized shares of any class of the Company’s stock, which affects adversely the voting powers, preferences, or other special rights or qualifications, limitations, or restrictions of the Preferred Stock, or which authorizes the issuance of any additional class or series of Preferred Stock which is prior to or equal in right of liquidation preference, voting or dividends to the Preferred Stock.

 Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to the Preferred Stock, an amount equal to the applicable per share liquidation value, which shall be (1) $0.625 per share for the initial 313,120 shares of Preferred Stock issued by the Company, and (2) $0.675 per share for all shares of Preferred Stock issued subsequent to the issuance of the shares of Preferred Stock so initially issued.

In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or issue shares of Common Stock as a dividend on the outstanding shares of Common Stock, the number of shares into which each share of Preferred Stock is convertible shall be proportionately increased, and conversely, in case the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the number of shares into which each share of Preferred Stock is convertible shall be proportionately decreased. The Preferred Stock shall not have a sinking fund for the redemption or purchase of shares of Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

    (c) Exhibits

Exhibit No.	Description
3.1d	Articles of Amendment to Articles of Incorporation of the Company, filed effective December 12, 2011, filed herewith.
10.15	Amended and Restated Share Exchange and Acquisition Agreement, dated November 9, 2011, between the Company and Sibtechservis-N LLC., filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED GLOBAL HOLDINGS GROUP INC.
Date: December 20, 2011
By: /s/ Richard Lloyd
Richard Lloyd
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1d	Articles of Amendment to Articles of Incorporation of the Company, filed effective December 12, 2011.
10.15	Amended and Restated Share Exchange and Acquisition Agreement, dated November 9, 2011, between the Company and Sibtechservis-N LLC.